                                                                     EXHIBIT 4.2





                             TRUST SUPPLEMENT NO. 7
                          DATED AS OF AUGUST 28, 1996
                                       TO
                               PASS THROUGH TRUST
                                   AGREEMENT
                           DATED AS OF AUGUST 1, 1992


                             -----------------------


                  GENERAL AMERICAN TRANSPORTATION CORPORATION
                                      AND
                 THE FIRST NATIONAL BANK OF CHICAGO, AS TRUSTEE


                             -----------------------


                  GENERAL AMERICAN TRANSPORTATION CORPORATION
                           1996-1B PASS THROUGH TRUST
                7.86% PASS THROUGH CERTIFICATES, SERIES 1996-1B

                                TRUST SUPPLEMENT

                          DATED AS OF AUGUST 28, 1996


                   PASS THROUGH CERTIFICATES, SERIES 1996-1B





                               Table of Contents





SECTION                                       HEADING                                                                       PAGE
ARTICLE I        THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

  Section 1.01.  The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


ARTICLE II       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

  Section 2.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4


ARTICLE III      THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

  Section 3.01.  The Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  Section 3.02.  Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4


ARTICLE IV       MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

  Section 4.01.  Basic Agreement Ratified . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  Section 4.02.  Termination of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  Section 4.03.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  Section 4.04.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                TRUST SUPPLEMENT
                   PASS THROUGH CERTIFICATES, SERIES 1996-1B


         This Trust Supplement No. 7, dated as of August 28, 1996 (herein called the "Trust Supplement") between General American Transportation Corporation, a New York corporation (the "Company"), and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee"), to the Pass Through Trust Agreement dated as of August 1, 1992, as supplemented, between the Company and the Trustee (the "Basic Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless specified herein capitalized terms used herein without definition have the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder;

         WHEREAS, each of two Owner Trustees, each acting on behalf of an Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to finance a portion of the purchase price of Equipment purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

         WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by such Owner Trustees of the same tenor as the Certificates issued thereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

         WHEREAS, the Trustee hereby declares the creation of this Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Trust, by their respective acceptances of the Certificates, join in the creation of this Trust with the Trustee;

         WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

         WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

         NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                   ARTICLE I
                                THE CERTIFICATES


         Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Pass Through Certificates, Series 1996-1B" (hereinafter defined as the "Series 1996-1B Certificates"). Each Certificate represents a Fractional Undivided Interest in the Trust created hereby. The terms and conditions applicable to the Series 1996-1B Certificates are as follows:

         1. The aggregate principal amount of the Series 1996-1B Certificates that shall be authenticated under the Agreement (except for Series 1996-1B Certificates authenticated and delivered pursuant to Sections 3.03,
3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $29,578,000.

         2.      The Cut-Off Date shall be September 12, 1996.

         3. The Regular Distribution Dates with respect to any payment of Scheduled Payments means each February 28 and August 28 commencing February 28, 1997 until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

         4. The Scheduled Payments shall be as set forth in Exhibit C hereto.

         5. The Special Distribution Dates are as follows: with respect to the prepayment of any Equipment Note, other than pursuant to a refinancing in accordance with Section 10.2 of the related Participation Agreement, the 28th day of the month on which such prepayment is scheduled to occur pursuant to the terms of the related Indenture; with respect to the prepayment of any Equipment Note pursuant to a refinancing in accordance with Section 10.2 of the related Participation Agreement, the Refunding Date (as defined in such related Participation Agreement); and with respect to any other Special Payment relating to an Equipment Note, the earliest 28th day of a month for which it is practicable for the Trustee to give the applicable notice pursuant to
Section 4.02(c) of the Basic Agreement.

         6. The Series 1996-1B Certificates shall be in the form attached hereto as Exhibit A. The Series 1996-1B Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

         7. The proceeds of the Series 1996-1B Certificates shall be used to purchase the Equipment Notes at the Original Issue Prices specified below:

                                   ORIGINAL                 PRINCIPAL
EQUIPMENT NOTE                    ISSUE PRICE                 AMOUNT                      MATURITY
96-1, I-B                            100%               $  4,938,000                           August 28, 2021
96-1, II-B                           100%               $ 15,482,000                           August 28, 2021
96-2, I-B                            100%               $  3,850,000                           August 28, 2020
96-2, II-B                           100%               $  5,308,000                           August 28, 2019


         8. Each of the two Owner Trustees, acting on behalf of an Owner Participant, will issue on a non-recourse basis, the Equipment Notes, the proceeds of which shall be used, among other things, to finance a portion of the purchase price of the Equipment as set forth on Schedule 1 to the related Participation Agreement.

         9.      The related Note Documents are as follows:

                 (a)  With respect to GATC Trust No. 96-1:

                      (i) Trust Indenture and Security Agreement (GATC Trust No. 96-1), dated as of August 28, 1996;

                      (ii) Equipment Lease Agreement (GATC Trust No. 96-1), dated as of August 28, 1996;

                      (iii) Participation Agreement (GATC Trust No. 96-1), dated as of August 28, 1996;

                       (iv) Indenture Supplement No. I (GATC Trust No. 96-1), dated as of August 28, 1996;

                       (v) Indenture Supplement No. II (GATC Trust No. 96-1), dated as of August 28, 1996;

                       (vi) Lease Supplement No. I (GATC Trust No. 96-1), dated as of August 28, 1996; and

                       (vii) Lease Supplement No. II (GATC Trust No. 96-1), dated as of August 28, 1996.

                 (b)  With respect to GATC Trust No. 96-2:

                        (i) Trust Indenture and Security Agreement (GATC Trust No. 96-2), dated as of August 28, 1996;

                        (ii) Equipment Lease Agreement (GATC Trust No. 96-2), dated as of August 28, 1996;

                        (iii) Participation Agreement (GATC Trust No. 96-2), dated as of August 28, 1996;

                        (iv) Indenture Supplement No. I (GATC Trust No. 96-2), dated as of August 28, 1996;

                        (v) Indenture Supplement No. II (GATC Trust No. 96-2), dated as of August 28, 1996;

                        (vi) Lease Supplement No. I (GATC Trust No. 96-2), dated as of August 28, 1996; and

                        (vii) Lease Supplement No. II (GATC Trust No. 96-2), dated as of August 28, 1996.


                                   ARTICLE II
                                  DEFINITIONS

         Section 2.01. Definitions. The following terms, notwith-standing the definitions therefor in the Basic Agreement, shall have the following meanings for all purposes relating to the Series 1996-1B Certificates (including hereunder and under the Basic Agreement):

                                     NONE.


                                  ARTICLE III
                                  THE TRUSTEE

         Section 3.01. The Trustee. Subject to Section 7.04 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

         Section 3.02. Acceptance by Trustee. The Trustee, upon execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title, and interest in and to the Equipment Notes described herein and acquired pursuant to Section

2.02 of the Basic Agreement and the Participation Agreements and declares that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property of the Trust created hereby, for the benefit of all present and future holders of the Series 1996-1B Certificates, upon the trusts set forth herein and in the Basic Agreement. By its payment for and acceptance of each Certificate issued to it hereunder, each initial holder of the Series 1996-1B Certificates as grantor of the Trust thereby joins in the creation and declaration of the Trust created hereby.


                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

         Section 4.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

         Section 4.02. Termination of Trust. The Trust created hereby shall terminate upon the distribution to all holders of the Series 1996-1B Certificates all amounts required to be distributed to them pursuant to the Basic Agreement and this Trust Supplement and the disposition of all property held as part of the Trust Property of the Trust created hereby; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of all of the descendants of Joseph P. Kennedy, the late ambassador of the United States to Great Britain, living on the date of this Trust Supplement.

         Section 4.03. Governing Law. THIS TRUST SUPPLEMENT AND THE SERIES 1996-1B CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 4.04. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.


                                       GENERAL AMERICAN TRANSPORTATION
                                         CORPORATION


                                       By:
                                           --------------------------
                                           Name:
                                                 --------------------
                                           Title:
                                                 --------------------



                                       THE FIRST NATIONAL BANK OF
                                         CHICAGO, AS TRUSTEE


                                       By:
                                          ---------------------------
                                          Name:
                                               ----------------------
                                          Title:
                                                ---------------------

                                                                       EXHIBIT A



                              FORM OF CERTIFICATE


         Unless this certificate is presented by an authorized representative of DTC, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE or OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  General American Transportation Corporation
                           1996-1B PASS THROUGH TRUST
                               7.86% Pass Through
                          Certificate, Series 1996-1B
                              CUSIP _____________
               Final Regular Distribution Date:  August 28, 2021

         evidencing a fractional undivided interest in a trust, the property of which includes certain Equipment Notes secured by certain railroad rolling stock leased to General American Transportation Corporation.


Certificate
No. R-1                                $29,578,000 Fractional Undivided Interest
                                         representing .00003381 of the Trust per
                                                              $1,000 face amount

         THIS CERTIFIES THAT CEDE & CO., for value received, is the registered owner of a $29,578,000 (Twenty-Nine Million Five Hundred and Seventy-Eight Thousand Dollars) Fractional Undivided Interest in General American Transportation Corporation 1996-1B Pass Through Trust (the "Trust") created by The First National Bank of Chicago, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of August 1, 1992 and a related Trust Supplement dated as of August 28, 1996 (collectively, the "Agreement") between the Trustee and General American Transportation Corporation, a corporation incorporated under New York law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.86% Pass Through Certificates, Series

1996-1B" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Equipment Notes (the "Trust Property"). The Equipment Notes are secured by a security interest in railroad rolling stock leased to the Company.

         The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Agreement for any other series of certificates issued pursuant thereto.

         Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each February 28 and August 28 (a "Regular Distribution Date"), commencing on February 28, 1997, to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be: with respect to the prepayment of any Equipment Note, other than pursuant to a refinancing in accordance with Section
10.2 of a Participation Agreement, the 28th day of the month on which such prepayment is scheduled to occur pursuant to the terms of the related Indenture; with respect to the prepayment of any Equipment Note pursuant to a refinancing in accordance with Section 10.2 of a Participation Agreement, the Refunding Date (as defined in such Participation Agreement); and with respect to any other Special Payment relating to an Equipment Note, the earliest 28th day of a month for which it is practicable for the Trustee to give the applicable notice pursuant to Section 4.02(c) of the Basic

Agreement. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

         Distributions on this Certificate will be made by the Trustee (i) by check mailed to the person entitled thereto or (ii) prior to the time Definitive Certificates are issued by wire transfer of same-day funds to the account designated by the Certificateholder to the Trustee on or prior to the applicable Record Date, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                       General American Transportation
                                         Corporation 1996-1B Pass
                                         Through Trust


                                       By: The First National Bank of
                                           Chicago, as Trustee


                                       By:
                                          -------------------------------
                                          Title



             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


Dated: August 28, 1996

                                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                           The First National Bank of
                                             Chicago, as Trustee

                                           By:
                                              ---------------------------
                                              Authorized Officer

                            [REVERSE OF CERTIFICATE]


         The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof except that one Certificate may be in a denomination of less than $1,000. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations and like series evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                           [FORM OF TRANSFER NOTICE]


         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

         Insert Taxpayer Identification No.

         _____________________________________________________________

         _____________________________________________________________

         Please print or typewrite name and address including postal zip code of assignee

         _____________________________________________________________

         the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

         _____________________________________________________________


         attorney to transfer said Certificate on the books of the Trust with full power of substitution in the premises.




Date:__________________

_______________________________________

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatever.